EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in the Registration Statements (Form S-3 Nos. 333-110307 and 333-141566) and Registration Statements (Form S-8 Nos. 333-151603, 333-134901, 333-110308, and 333-51884) of our report dated March 13, 2012 with respect to the financial statements of MakeMusic Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota

March 13, 2012